Exhibit 99.02

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH

Index to Condensed Interim Financial Statements

Page(s)
Financial Statements:

Condensed Balance Sheets as of September 30, 2018 (unaudited) and December 31, 2017	1

Condensed Statements of Operations (unaudited) for the nine months ended September 30, 2018 and 2017	2

Condensed Statements of Cash Flows (unaudited) for the nine months ended September 30, 2018 and 2017	3

Notes to the Condensed Interim Financial Statements	4

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
CONDENSED BALANCE SHEETS

– ASSETS –
	Unaudited September 30, 2018	December 31, 2017
CURRENT ASSETS:
Cash and cash equivalents	€75,781	€87,674
Accounts receivable, net	140,704	354,887
Inventories, net	306,697	224,548
Prepaid expenses and other current assets	60,883	46,216
TOTAL CURRENT ASSETS	584,065	713,325

FIXED ASSETS, net of accumulated depreciation	113,619	135,722

Deposits and other assets	8,570	10,309

TOTAL ASSETS	€706,254	€859,356

– LIABILITIES AND STOCKHOLDERS’ EQUITY –

CURRENT LIABILITIES:
Accounts payable	€126,784	€96,226
Related party debt	492,175	492,175
Bank overdrafts	22,367	–
Deferred revenue	34,125	79,800
Other accrued liabilities	80,118	117,494
TOTAL CURRENT LIABILITIES	755,569	785,695

Other non-current liabilities	15,299	15,299

TOTAL LIABILITIES	770,868	800,994

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Subscribed capital	69,765	69,765
Additional paid-in capital	1,636,527	1,636,527
Accumulated deficit	(1,770,906)	(1,647,930)
TOTAL STOCKHOLDERS’ EQUITY	(64,614)	58,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	€706,254	€859,356

See accompanying notes to unaudited condensed interim financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
CONDENSED STATEMENTS OF OPERATIONS
FOR THE  NINE MONTHS ENDED
(Unaudited)

	September 30, 2018	September 30, 2017
REVENUES:
Net product sales	€1,245,256	€1,241,800
R&D, milestone and grant revenue	442,441	232,188
Total revenues	1,687,697	1,473,988

COSTS AND EXPENSES:
Cost of product sales	657,764	555,087
Research and development expenses	592,898	385,064
Selling, general and administrative expenses	454,982	325,290
Acquisition transaction expenses	100,014	–
	1,805,658	1,265,441

(LOSS) / PROFIT FROM OPERATIONS	(117,961)	208,547

OTHER INCOME (EXPENSE):
Other income	11,822	11,822
Interest expense	(16,837)	(20,678)
	(5,015)	(8,856)

(LOSS) / PROFIT BEFORE INCOME TAXES	(122,976)	199,691

Income tax provision	–	36,013
NET (LOSS) / PROFIT	€(122,976)	€163,678

See accompanying notes to unaudited condensed interim financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE  NINE MONTHS ENDED
(Unaudited)

	September 30, 2018	September 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) profit	€(122,976)	€163,678
Adjustments:
Depreciation	31,237	27,177
Deferred income taxes	–	36,013
Other	1,739	(1,976)

Changes in current assets and current liabilities:
Accounts receivable	214,183	(179,193)
Inventories	(82,149)	(2,199)
Prepaid expenses and other current assets	(14,667)	(644)
Accounts payable and other accrued liabilities	(6,818)	21,372
Deferred revenue	(45,675)	91,300
Net cash (used in) provided by operating activities	(25,126)	155,528

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,134)	(14,653)
Net cash used in investing activities	(9,134)	(14,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	22,367	(28,253)
Net cash provided by (used in) financing activities	22,367	(28,253)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(11,893)	112,622

Cash and cash equivalents - beginning of the period	87,674	241

Cash and cash equivalents - end of the period	€75,781	€112,863

Supplemental Schedule of Cash Flow Information
Cash paid during the period for interest	92,015	20,678

See accompanying notes to unaudited condensed interim financial statements

OPTRICON ENTWICKLUNGSGESELLSCHAFT FUER OPTISCHE TECHNOLOGIEN MBH
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
September  30, 2018
(UNAUDITED)

NOTE 1 — COMPANY AND DESCRIPTION OF BUSINESS:

Established in 2005, opTricon Entwicklungsgesellschaft fuer Optische Technologien mbH, Berlin, Germany, (the “Company” or “opTricon”) is an Original Equipment Manufacturer (OEM), which develops diagnostic devices used to detect and monitor diseases and controlled substances.   The Company earns the majority of its revenue from its Cube Reader devices, which are small, cost effective devices used by medical laboratories and hospitals, government and public health entities, and medical professionals.  The Company also receives grants from the German government to support research and development activities.

As of December 31, 2017, the Company was jointly owned by members of its management, along with outside investors.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a)	Basis of Presentation:

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). Certain information and footnote disclosures, that are normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to provide for fair presentation. The accompanying financial statements and notes should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2017.

These financial statements are presented in Euro, which is the Company’s functional currency.

(b)	Use of Estimates:

The preparation of the financial statements in conformity with U.S. GAAP requires management to make assumptions and estimates that affect the amounts reported in the financial statements and accompanying notes. Judgments and estimates of uncertainties are required in applying the Company’s accounting policies in certain areas. Generally, matters subject to estimation and judgment include accounts receivable realization, inventory obsolescence, asset impairments, recognition of revenue, useful lives of intangible and fixed assets, and deferred tax asset valuation allowances. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from those estimates.

(c)	Fair Value of Financial Instruments:

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s cash and cash equivalents, accounts receivable, related party debt, and accounts payable, approximate fair value due to the immediate or short-term maturity of these financial instruments.

(d)	Cash and Cash Equivalents:

Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of three months or less.

(e)	Concentrations of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and accounts receivable. Cash and cash equivalents are maintained at accredited financial institutions. The Company has never experienced any losses related to these balances and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with financial institutions.

(f)	Inventories:

The Company’s inventory balances primarily consist of raw materials to be used in the production and fulfillment of customer orders. The Company does maintain immaterial amounts of work-in-process and finished goods inventory for unfulfilled customer orders. Inventories are stated at the lower of cost or net realizable value. Cost is determined on the first-in, first-out method.

(g)	Prepaid Expenses and Other Current Assets:

Prepaid expenses and other current assets consisted primarily of value-added tax receivables of €55,150 and €28,005 as of September 30, 2018 and December 31, 2017, respectively.

(h)	Fixed Assets:

Fixed assets are stated at cost, less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, which range from one to 11 years. Fixed assets are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. No impairment of fixed assets was recorded for the nine months ended September 30, 2018, and for the year ended December 31, 2017.

(i)	Revenue Recognition:

The Company recognizes revenue for product sales in accordance with ASC 605, whereby revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed and determinable, and collectability is reasonably assured.  Revenue typically is recognized at time of shipment. Sales are recorded net of discounts, rebates and returns.

R&D, milestone and grant revenue primarily consists of services performed, including third-party product development contracts. The Company follows recognizes revenue under the milestone method for certain product development projects defining milestones at the inception of the agreement.

(j)	Sales Concentration:

The Company’s 10 largest customers accounted for approximately 76% and 81% of Net sales for the nine months ended September 30, 2018 and 2017, respectively. Three customers and two customers accounted for more than 10% of Net sales for the nine months ended September 30, 2018 and 2017, respectively. Three customers accounted for greater than 10% of the Company’s net accounts receivable balance as of September 30, 2018, and December 31, 2017.

To manage risk, the Company performs ongoing credit evaluations of its customers’ financial condition. The Company generally does not require collateral on accounts receivable. The Company regularly reviews its receivable balances for collectability and maintains an allowance for doubtful accounts based on its assessment of the collectability of accounts receivable. As of September 30, 2018, the Company had an allowance for doubtful accounts of €56,802 related to one customer. As of December 31, 2017, the Company had a €0 allowance for doubtful accounts.

(k)	Research and Development:

Research and development (R&D) costs are expensed as incurred.

(l)	Income Taxes:

The Company recorded an income tax provision in the amount of €0 and €36,013 for the nine months ended September 30, 2018, and 2017, resulting in an effective tax rate of 0% and 18.0%.  The absence of a tax provision for the nine months ended September 30, 2018 reflects a valuation allowance on all deferred tax assets. The valuation allowance reflects the Company’s evaluation of the positive and negative evidence concerning the Company’s future profitability within the relevant tax jurisdictions. The 18.0% effective tax rate for the nine months ended September 30, 2017 reflects the Company’s statutory tax rate of 30.2%, combined with movement in the existing valuation allowance on net operating loss carryforwards.

(n)	Deferred Revenue:

The Company performs maintenance and technical support services. The Company generally invoices customers for these services in advance, on a quarterly basis. The Company classifies unearned amounts under these arrangements as deferred revenue.

(o)	Recent Accounting Pronouncements Affecting the Company:

In May 2014, the FASB issued converged guidance on recognizing revenue in contracts with customers, Accounting Standards Update (“ASU”)  2014-09, Revenue from Contracts with Customers. The intent of the new standard is to improve financial reporting and comparability of revenue globally. The core principle of the standard is for a company to recognize revenue in a manner that depicts the transfer of goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and in certain circumstances, allowing estimates of variable consideration to be recognized before contingencies are resolved. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740) Balance Sheet Classification of Deferred Assets. This ASU is intended to simplify the presentation of deferred taxes on the balance sheet and will require an entity to present all deferred tax assets and deferred tax liabilities as non-current on the balance sheet. Under the current guidance, entities are required to separately present deferred taxes as current or non-current. Netting deferred tax assets and deferred tax liabilities by tax jurisdiction will still be required under the new guidance. The Company early adopted this ASU and presents its deferred tax balances as non-current on the balance sheet.

In February 2016, the FASB issued ASU 2016-02, which amends the ASC and creates Topic 842, Leases. Topic 842 will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous U.S. GAAP on the balance sheet. This guidance is effective for nonpublic business entities for fiscal years beginning after December 15, 2019 and early adoption is permitted. The Company is in the initial stages of evaluating the effect of the standard on its financial statements and will continue to evaluate.  While not yet in a position to assess the full impact of the application of the new standard, the Company expects that the impact of recording the lease liabilities and the corresponding right-to-use assets will have a significant impact on its total assets and liabilities with a minimal impact on equity.

In August 2016, the FASB issued ASU  2016-15,  Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides guidance related to cash flows presentation and is effective for annual reporting periods beginning after December  15, 2018. The guidance in ASU  2016-15  is generally consistent with the Company’s current cash flow classifications, and adoption of this standard is not expected to have a material impact on its financial statements.

NOTE 3 — INVENTORIES:

Inventories consist of the following at:

	September 30, 2018	December 31, 2017
Raw materials	€253,665	€200,540
Work in process	46,444	2,460
Finished goods	18,025	34,610

Less allowance for inventory obsolescence	(11,437)	(13,062)
Inventory carrying value	€306,697	€224,548

NOTE 4 — FIXED ASSETS:

Fixed assets consist of the following at:

	September 30, 2018	December 31, 2017
Machinery and equipment	€324,061	€324,061
Furniture and fixtures	108,175	99,041

Less accumulated depreciation and amortization	(318,617)	(287,380)
Fixed assets, net of accumulated depreciation	€113,619	€135,722

Depreciation expense related to property and equipment was €31,237 and €27,177 for the nine months ended September 30, 2018 and 2017, respectively.

There were no capital leases as of September 30, 2018, and December 31, 2017.

NOTE 5 — OTHER ACCRUED LIABILITIES:

Other accrued liabilities consist of the following at:

	September 30, 2018	December 31, 2017
Accrued interest	€–	€75,178
Employee benefits	52,009	19,280
Accrued sales and other taxes	12,791	10,222
Other liabilities	15,318	12,814
Total	€80,118	€117,494

NOTE 6 — EMPLOYEE BENEFITS:

Employee Participation Plan

The Company has an employee participation plan with key employees. In the event of a sale of the Company to a third party, the terms of the plan award grant recipients a share of the sale proceeds. As of September 30, 2018, plan participants were entitled to a total of 4.5% of any future sale proceeds.

Per the terms of the employee awards, the sale of opTricon represents a performance condition under ASC 718. Consistent with ASC 718, the Company recognizes compensation cost for awards with performance conditions when achievement of the performance condition is probable. As of September 30, 2018, the Company had not recognized any cost under the employee participation plan, because achievement of the performance condition was outside the Company’s control and the probability of achievement could not be assessed.

Defined Contribution Plan:

The employer’s contribution to the statutory pension scheme in Germany is based on 9.3% of employee salary in accordance with Article 20 section 2 of the Fourth Book of the German Code of Social Law (“SGB IV”) for both the nine months ended September 30, 2018 and 2017, respectively. Defined contribution expenses totaled €50,852 and €43,650 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 7 — RELATED PARTY TRANSACTIONS:

The Company entered into certain loan agreements with its shareholders that are classified as related party debt. The Company repaid such loans in November 2018, as part of the sale to a wholly-owned subsidiary of Chembio Diagnostics, Inc. (“Chembio”) (see Note 8). The table below summarizes the Company’s related party debt as of:

	September 30, 2018	December 31, 2017
Shareholder loans (issued September 24, 2010)	€246,825	€246,825
Convertible shareholder loans (issued October 14, 2013)	245,350	245,350
Total related party debt	€492,175	€492,175

Shareholder loans

Prior to 2017, the Company entered into a series of loan agreements with five of its shareholders. These shareholder loans had an aggregate principal amount of €246,825, to be repaid over various repayment terms. The loans had a fixed interest rate of 5%. For a number of periods, the Company and its shareholders agreed to defer principal and interest repayments.

As of September 30, 2018 and December 31, 2017, the Company had accrued interest of €0 and €12,477, respectively.

Convertible shareholder loans

On October 14, 2013, the Company entered into a subordinate convertible loan agreement with its current shareholders with an original principal amount of €245,300, bearing nominal non-compounding interest of 8%. The loan is convertible into shares of the Company's common shares at the discretion of the lenders.

The Company amended the convertible loan agreement on February 14, 2018. Under the terms of the amendment, the Company paid all accrued interest incurred since the loan’s origination.

NOTE 8 — SUBSEQUENT EVENT:

The Company has evaluated subsequent events through January 21, 2019, the date the financial statements were available to be issued. No subsequent events have been identified that require recognition or disclosure, other than the event described below.

On November 6, 2018, through a wholly-owned subsidiary, Chembio acquired 100% of the outstanding shares of the Company, pursuant to a share purchase agreement dated October 17, 2018 for a purchase price of US$5.5 million. In connection with the sale of the Company, employee participation plan participants received a share of the sale proceeds.